UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

Apache Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-4300	41-0747868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Post Oak Blvd, Suite 100

Houston, Texas 77056-4400

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (713) 296-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.625 par value	APA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 4, 2021, Apache Corporation (“Apache”) announced that the Board of Directors of Apache (the “Board”) has authorized the company to proceed with the implementation of a holding company reorganization (the “Reorganization”). The Reorganization will create APA Corporation, a new holding company (“APA”), which will become the new parent company of Apache and will replace Apache as the public company trading on the Nasdaq Global Select Market.

Upon consummation of the Reorganization, each outstanding share of Apache common stock will automatically convert into a share of APA common stock on a one-for-one basis. As a result, each stockholder of Apache will own the same number of shares of APA common stock that such stockholder owned of Apache common stock immediately prior to the Reorganization. The shares of APA common stock will have the same designations, rights, powers, and preferences, and the same qualifications, limitations, and restrictions, as the shares of Apache common stock immediately prior to the Reorganization. Following the Reorganization, shares of APA common stock will continue to trade under the ticker symbol “APA”, and a new CUSIP number for APA common stock will be assigned.

The Reorganization will be implemented pursuant to Section 251(g) of the Delaware General Corporation Law, which permits the creation of a holding company through a merger with a direct or indirect wholly-owned subsidiary of the constituent corporation without stockholder approval. Effective upon the consummation of the Reorganization, APA will adopt an amended and restated certificate of incorporation and amended and restated bylaws that are identical to those of Apache immediately prior to the consummation of the Reorganization, except for the change of the name of the corporation and other changes as permitted by Section 251(g). The directors and executive officers of APA will be the same individuals who are the directors and executive officers, respectively, of Apache immediately prior to the Reorganization.

The Reorganization is intended to be a tax-free transaction for U.S. federal income tax purposes for the Apache stockholders.

A copy of Apache’s press release announcing the Board’s approval of the Reorganization is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements.

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Apache’s operations, including statements about our capital plans, drilling plans, production expectations, asset sales, and monetizations. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our 2019 Form 10-K and in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by Apache in this Current Report speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Apache undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Apache Corporation dated January 4, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apache Corporation

Date: January 4, 2021	By:	/s/ Rebecca A. Hoyt
	Name:	Rebecca A. Hoyt
	Title:	Senior Vice President, Chief Accounting Officer, and Controller

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